Exhibit 10.2

SECOND AMENDMENT TO SECOND AMENDED

AND RESTATED LETTER AGREEMENT

October 23, 2006

II-VI Japan Incorporated

C/o II-VI Incorporated

375 Saxonburg Boulevard

Saxonburg, PA 16056

Re: 300,000,000 Japanese Yen Term Loan

Gentlemen:

Reference is made to the Second Amended and Restated Letter Agreement dated September 25, 2002, as amended by Amendment to Second Amended and Restated Letter Agreement dated December 10, 2004, (as so amended, the “Letter Agreement”) between PNC Bank, National Association (the “Bank”) and II-VI Japan Incorporated (the “Borrower”).

The Letter Agreement is hereby amended as follows:

1. The definition of “Credit Agreement” set forth is Schedule 1 to the Letter Agreement is amended and restated as follows:

Credit Agreement shall mean the Credit Agreement dated as of October 23, 2006, among II-VI, the Guarantors party thereto, the Banks party thereto, and PNC Bank, National Association, as Agent, as it may be hereafter amended, restated, modified or supplemented from time to time. In the event that the Credit Agreement is terminated or the Bank is no longer a lender under the Credit Agreement, the term Credit Agreement shall mean the Credit Agreement as it exists immediately prior to (i) such termination or (ii) the date on which the Bank is no longer a “Bank” under the Credit Agreement.

2. Except as expressly provided herein, the Letter Agreement shall remain in full force and effect.

Witness the due execution hereof:

PNC Bank, National Association

By:	/s/ Troy Brown
Title:	Vice President

II-VI Japan Incorporated

By:	/s/ Yasuhiro Sakakibara
Title:	President

The undersigned II-VI Incorporated, the Guarantor with respect to and as defined in the above referenced Letter Agreement, hereby affirms its obligation under such Guarantee.

II-VI Incorporated

By:	/s/ Craig A. Creaturo
Title:	Chief Financial Officer and Treasurer